Exhibit 9.2

                                                                  Execution Copy

                                 FIRST AMENDMENT
                                       TO
                         NORTHWEST AIRLINES/AIR PARTNERS
                             VOTING TRUST AGREEMENT

            THIS FIRST AMENDMENT TO NORTHWEST AIRLINES/AIR PARTNERS VOTING TRUST AGREEMENT (this "Amendment") is made as of this 8th day of February, 2000 among Continental Airlines, Inc., a Delaware corporation (the "Company"), and Northwest Airlines Corporation, a Delaware corporation formerly named Newbridge Parent Corporation ("NPC").

            WHEREAS, the Company, NPC, Northwest Airlines Holdings Corporation, a Delaware corporation formerly named Northwest Airlines Corporation ("NWA"), Air Partners, L.P., a Texas limited partnership ("Air Partners"), and Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), have entered into the Northwest Airlines/Air Partners Voting Trust Agreement dated as of the 20th day of November, 1998 (the "Voting Trust Agreement").

            WHEREAS, the Company has entered into the First Amendment to Rights Agreement, dated as of February 8, 2000, by and between the Company and Harris Trust and Savings Bank (the "Rights Agreement Amendment").

            WHEREAS, NWA, NPC and the Company have entered into that certain Amended and Restated Governance Agreement dated as of February 8, 2000 (the "Amended and Restated Governance Agreement").

            WHEREAS, the Company and NPC have determined that it is desirable to amend the Voting Trust Agreement to reflect therein the amendments made in the Amended and Restated Governance Agreement and the Rights Agreement Amendment.

            NOW THEREFORE, the Company and NPC intending to be legally bound, hereby agree as follows:

            1. Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Voting Trust Agreement.

            2. The third recital in the Voting Trust Agreement shall be restated in its entirety as follows:

                  WHEREAS, the Governance Agreement (as defined herein) requires
            NWA and NPC to cause Air Partners to deposit the shares of Class A Common Stock of which NWA and NPC have acquired beneficial ownership pursuant to the Investment Agreement (except for such 853,644 shares with respect to which NWA and NPC or their designees have been granted a proxy pursuant to the Investment Agreement) in a voting trust;

            3. The definition of "Governance Agreement" in Section 14 of the Voting Trust Agreement shall be amended and restated in its entirety as follows:

            "Governance Agreement" shall mean the Amended and Restated Governance Agreement, dated as of February 8, 2000, among the Company, NWA and NPC.

            4. The definition of "Rights Agreement" in Section 14 of the Voting Trust Agreement shall be amended and restated in its entirety as follows:

            "Rights Agreement" shall mean the Rights Agreement, dated as of November 20, 1998, as amended by the First Amendment to Rights Agreement, dated as of February 8, 2000, between the Company and Harris Trust and Savings Bank.

            5. This Amendment has been approved by the Company by the "Majority Vote" (as defined in the Voting Trust Agreement) and by NPC.

            6. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            7. Except as expressly modified by this Amendment, all of the terms, conditions and provisions of the Voting Trust Agreement shall remain unchanged and in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Northwest Airlines/Air Partners Voting Trust Agreement to be executed as of the date first referred to above.

                                    NORTHWEST AIRLINES CORPORATION

                                    By:/s/ Douglas M. Steenland
                                       ------------------------
                                       Douglas M. Steenland
                                       Executive Vice President, General Counsel
                                          and Secretary


                                    CONTINENTAL AIRLINES, INC.

                                    By:/s/ Jeffery A. Smisek
                                       ---------------------
                                       Jeffery A. Smisek
                                       Executive Vice President,
                                          General Counsel and Secretary